Exhibit 3.21A

State of Delaware Secretary of State Division of Corporations Delivered 05:58 PM 06/12/2008 FILED 05:51 PM 06/12/2008SRV 080689044 – 4217018 FILE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VANTAGE ENERGY SERVICES, INC. Vantage Energy Services, lac., a Delaware corporation (the “Corporation”), does hereby certify as follows; The name of the Corporation is Vantage Energy Services, Inc. The date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was September 8,2006; an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was filed on May 23, 2007; a farther Amended and Restated Certificate of Incorporation with the Delaware Secretary of State was filed on May 24, 2007. The name under which the Corporation was originally incorporated was Vantage Energy Services, Inc. This Amended and Restated Certificate of Incorporation of Vantage Energy Services, Inc. has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the directors and stockholders of the Corporation. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation shall be effective on the date of filing with the Secretary of State of the State of Delaware. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows: FIRST: The name of the corporation is Vantage Energy Services, Inc. (hereinafter sometimes referred to as the “Corporation”). SECOND: The address of the Corporation’s registered office in the State of Delaware is National Registered Agents, Inc., 160 Green tree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”), In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation. FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to Issue is 101,000,000, of which 100,900,000 shares shall be Common Stock of the par value of $.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.001 per share. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. FIFTH; The Corporation’s existence shall be perpetual. SIXTH: The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the initial public offering of securities, there shall be elected three Class A directors for a term expiring at the Corporation’s first Annual Meeting of Stockholders and three Class B directors for a term expiring at toe Corporation’s second Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a terra of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors tor cause, may be filled by the vote of a majority of toe remaining directors then in office, although less than a quorum (as defined in toe Corporation’s Bylaws), or by toe sole remaining director. All directors shall hold office until toe expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from toe death, resignation or removal of a director shall serve for toe remainder of toe full term of toe director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. SEVENTH: The following provisions are inserted for toe management of toe business and for toe conduct of the affairs of toe Corporation, and for further definition, limitation and regulation of toe powers of toe Corporation and of its directors and stockholders: Election of directors need not be by ballot unless toe by-laws of the Corporation so provide. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of toe stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by toe vote of the holders of a majority of toe stock of toe Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid end binding upon toe Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of toe Corporation, whether or not toe contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by toe Corporation; subject, nevertheless, to the provisions of toe statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of toe directors which would have been valid if such by-law had not been made. EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of toe director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of taw, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advice of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be Indemnified by the Corporation as authorized hereby. NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. TENTH: The Corporation hereby elects not to be governed by Section 203 of the DGCL. IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf by an authorized officer as of this day of June, 2008.

State of Delaware Secretary of State Division of Corporations Delivered 01:01 PM 12/31/2008 FILED 12:54 PM 12/31/2008SRV 081244029 – 4217018 FILE CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VANTAGE ENERGY SERVICES, INC. The undersigned officer of Vantage Energy Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows: FIRST: The name of the Corporation is Vantage Energy Services, Inc. SECOND: The Amended and Restated Certificate of Incorporation is hereby amended by changing the Article numbered “Fourth” so that, as amended, said Section of said Article shall be and read as follows: “Fourth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $0.001 per share (“Common Stock”).” THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware. [Rest of page intentionally left blank.] 1499170V1

I499170vl IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 31st day of December, 2008. Vantage Energy Services, Inc. Name: Chris E. Celano Title: Vice President